UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2022

THE ARENA GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

delaware	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-321-5002

THEMAVEN, INC.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The registrant (the “Company”) changed its corporate name from theMaven, Inc. to The Arena Group Holdings, Inc. on February 8, 2022. The name change was approved by the Company’s board of directors (the “Board”) through the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) on January 20, 2022, as corrected through the filing of a Certificate of Correction to the Certificate of Amendment on January 26, 2022 (the “First Certificate of Correction”) and an additional Certificate of Correction to the Certificate of Amendment on February 3, 2022 (The “Second Certificate of Correction,” and, together with the Certificate of Amendment and its First Certificate of Amendment, the “Certificate”). In accordance with Section 242(b)(1) of the Delaware General Corporation Law (the “DGCL”), stockholder approval of the name change was not required. A copy of the Second Certificate of Correction is attached hereto as Exhibit 3.1 and is incorporated by reference herein. The name change does not affect the rights of the Company’s security holders.

Pursuant to the Certificate, the Company also effected a 1-for-22 reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were outstanding as of February 8, 2022, the record date. As previously reported on our Current Report on Form 8-K, filed on November 18, 2020, the Company’s stockholders holding more than a majority of the voting power of the Company approved the amendment to the Company’s Amended and Restated Certificate of Incorporation on November 24, 2020, to effect a reverse split of the Common Stock at a ratio to be determined by the Board within certain parameters, and without reducing the authorized number of shares of Common Stock. The Board determined on January 20, 2022 the Reverse Stock Split to be 1-for-22 and caused the Certificate to be filed with the Secretary of State of the State of Delaware.

A notice of corporate action was filed with the Financial Industry Regulatory Authority (“FINRA”), requesting approval to change the Company’s corporate name and trading symbol, and to effect the Reverse Stock Split. The Reverse Stock Split became effective at the open of trading on February 9, 2022 (the “Effective Date”).

As a result of the Reverse Stock Split, on the Effective Date, every twenty-two shares of issued and outstanding Common Stock were automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up to the next whole number. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from 277,924,445 shares to approximately 12,632,929 shares, subject to adjustment for the rounding up of fractional shares, assuming the number of shares outstanding does not change. The number of authorized shares of Common Stock under the Amended and Restated Certificate of Incorporation will remain unchanged at 1,000,000,000 shares. The new CUSIP number for the Common Stock following the Reverse Stock Split is 040044 109.

In connection with the Company’s name change and Reverse Stock Split, the Company uplisted its Common Stock to the NYSE American stock exchange, which began trading on February 9, 2022 under the symbol “AREN.”

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment and the First Certificate of Correction, both as filed with our Current Report on Form 8-K on January 26, 2022, and the Second Certificate of Correction as filed with this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Correction of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Dated: February 9, 2022	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer